EXHIBIT 4.3

NUMBER		SHARES

P	ASSOCIATED ESTATES REALTY CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO	THIS CERTIFICATE IS TRANSFERABLE IN CLEVELAND, OH

CUSIP 045604 50 1

THIS CERTIFIES THAT	SEE REVERSE FOR CERTAIN DEFINITIONS
IS THE OWNER OF

FULLY PAID AND NONASSESSABLE 8.70% CLASS B SERIES II CUMULATIVE REDEEMABLE PREFERRED SHARES, WITHOUT PAR VALUE OF

Associated Estates Realty Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and amendments thereto as filed in the office of the Secretary of State of Ohio, to which the holder by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     In Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers.

/s/ Martin A. Fishman SECRETARY	/s/ Jeffrey I. Friedman PRESIDENT

COUNTERSIGNED AND REGISTERED:
               NATIONAL CITY BANK
                    (Cleveland, Ohio)
By                                         Transfer Agent and Registrar

                                                                Authorized Signature

Associated Estates Realty Corporation

     The Preferred Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain provisions of the Corporation’s Second Amended and Restated Articles of Incorporation, as amended, no Person may Beneficially Own or Constructively Own shares of any series of any class of preferred shares in excess of 9.8% of the outstanding preferred shares of such series. Any Person who attempts to Beneficially Own or Constructively Own shares of any series of any class of preferred shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation’s Second Amended and Restated Articles of Incorporation, as amended, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, certain of the Preferred Shares represented hereby may be subject to repurchase by the Corporation on the terms and conditions set forth in the Corporation’s Second Amended and Restated Articles of Incorporation, as amended.

     The following abbreviations when used in the instructions on the face of this certificate shall be construed as though they were written out in full according to the applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT	Custodian
TEN ENT-	as tenants by the entireties		(Cust) (Minor)
JT TEN-	as joint tenant with right
	of survivorship and not as		under Uniform Gifts to Minors
	tenants in common		Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

     For value received,                                                          hereby sell(s), assign(s), and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Preferred Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: The Signature to the assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.